UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022 (February 15, 2022)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Avangrid, Inc. (the “Corporation”) filed with the U.S. Securities and Exchange Commission on February 22, 2022 (the “Original Form 8-K”), which, among other things, reported the appointment of Patricia Cosgel to serve as Interim Chief Financial Officer of the Corporation. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide the information called for by Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 16, 2022, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its Compensation, Nominating and Corporate Governance Committee (the “Committee”), appointed Patricia Cosgel as Interim Chief Financial Officer of the Corporation, effective February 24, 2022. Ms. Cosgel will succeed Douglas Stuver, who will resign as the Corporation’s Senior Vice President – Chief Financial Officer on February 23, 2022. On June 2, 2022, the Board, upon the recommendation of the Committee, promoted Ms. Cosgel from Interim Chief Financial Officer to Senior Vice President – Chief Financial Officer.

Ms. Cosgel, age 56, has served as Vice President of Investor and Shareholder Relations of the Corporation since December 2015. Previously, Ms. Cosgel served as Vice President and Treasurer of UIL Holdings Corporation from May 2011 until its acquisition by the Corporation in December 2015. Prior to joining UIL Holdings Corporation, Ms. Cosgel served as Director of Enterprise Risk Management, Assistant Treasurer and Manager-Corporate Finance of Eversource Energy. Ms. Cosgel earned a Bachelor of Arts in Economics from Dickinson College and a Master of Arts in Economics from University of Iowa.

On June 29, 2022, Avangrid Management Company, LLC (“AMC”), a wholly-owned subsidiary of the Corporation, entered into an employment agreement (the “Employment Agreement”) with Ms. Cosgel in connection with her service as Senior Vice President – Chief Financial Officer of the Corporation. Pursuant to the terms of the Employment Agreement, Ms. Cosgel will receive an annual base salary of $400,000.00, subject to annual review. Ms. Cosgel will be eligible to participate in the Corporation’s Executive Variable Pay (“EVP”) Plan with an annual incentive target equal to 50% of her annual base salary and a maximum incentive opportunity of 100% of her annual base salary. Ms. Cosgel will continue to be eligible to participate in the Corporation’s 2020 – 2022 Long-Term Incentive Plan and will receive a grant of 8,433 performance share units with respect to the 2020 – 2022 performance period. She will also be eligible to participate in the Corporation’s other employee benefit and welfare plans and arrangements on the same terms as the Corporation’s other executive officers.

In the event Ms. Cosgel’s employment is terminated by the Corporation without Cause or by Ms. Cosgel for Good Reason (as such terms are defined in the Employment Agreement), Ms. Cosgel would receive a severance payment equal to her annual salary and target EVP Plan award. The agreement also includes customary confidentiality, non-competition, and non-solicitation provisions.

The foregoing description is only a summary of the material provisions of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, copy of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – Chief Financial Officer

Dated: July 5, 2022

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